Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript

FLE - Fleetwood Enterprises, Inc. Conference Call to Introduce New Chief Executive Officer

Event Date/Time: Mar. 23. 2005 / 1:30PM PT

Event Duration: N/A

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CORPORATE PARTICIPANTS

Kathy Munson

Fleetwood Enterprises - Director of IR

Elden Smith

Fleetwood Enterprises - CEO

Boyd Plowman

Fleetwood Enterprises - EVP & CFO

CONFERENCE CALL PARTICIPANTS

John Beall

Standard Pacific Capital - Analyst

Bill Gibson

Nollenberger Capital - Analyst

Wayne Archambo

BlackRock - Analyst

Barbara Allen

Avondale Partners - Analyst

Brian Knoepp

IRG Research - Analyst

John Diffendal

BB&T Capital Markets - Analyst

John Goode

Davis Skaggs Investment - Analyst

Barry Vogel

Barry Vogel & Associates - Analyst

David Kerdell

Brahman Capital - Analyst

Ted Wagenknecht

DDJ - Analyst

David Stadlin

Weintraub Capital - Analyst

Chris Abbott

Chilton Investments - Analyst

Ashish Kishore

UBS - Analyst

Doug MacLane

Serios Capital Management - Analyst

PRESENTATION

Operator

Good afternoon, ladies and gentlemen. My name is Eric and I will be your conference facilitator. At this time I would like to welcome everyone to the Fleetwood Enterprises to introduce new chief executive officer. (OPERATOR INSTRUCTIONS) Ms. Munson, you may begin your conference.

Kathy Munson  - Fleetwood Enterprises - Director of IR

Thank you. Good afternoon and welcome to Fleetwood Enterprises’ conference call to introduce Elden Smith, our new President and CEO. I’m Kathy Munson, Director of Investor Relations.

This call is being broadcast live over the Internet at our website, Fleetwood.com, and is also accessible from StreetEvents.com and FullDisclosure.com. A replay of the call will be available at each site shortly after the end of this call.

Please be advised that the statements made by Fleetwood Enterprises in today’s press release and during this conference call that relate to future plans, events or performance are forward-looking statements and are being made against the backdrop of the Safe Harbor rules. These statements are made based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Such statements reflect the current views of Fleetwood with respect to future events and are subject to certain risks, uncertainties and assumptions, including risk factors identified in the Company’s Form 10-K and other SEC filings.

Elden Smith, President and Chief Executive Officer, will introduce himself to you briefly, and then we will open up the call for questions. Boyd Plowman, Executive Vice President and Chief Financial Officer, is also here with us. Elden?

Elden Smith  - Fleetwood Enterprises - CEO

Thank you, Kathy. I have now been back with Fleetwood for a full two weeks, and it is amazing how comfortable I feel. During this time I have had the opportunity to speak to a number of people in the investment community, so I’m beginning to get a feel for the sort of questions you might have. I want to address some of the most common subjects upfront, and then we will take additional questions.

I worked at Fleetwood for the great majority of my career. When I retired in 1997, I had led the RV Group for almost 27 years. It was a great run, but I was ready to pursue other interests. While I greatly enjoyed my retirement, I stayed in close touch with events here at Fleetwood. I have friends here, as well as at other companies in both of our industries. I also had a financial interest in the well-being of the Company, because a great deal of my financial security was tied up in deferred compensation.

Over a period of time I realized that I had reached a point where I had been a critic of Fleetwood from the outside for long enough. I wanted to be a part of the solution and I was well rested after my seven-year sabbatical, so I offered my services to the Board of Directors if they were interested. I have told the Board that I am committed to at least five years with Fleetwood.

The Board has agreed with my priorities. First and foremost, we must provide consistent, sustainable profitability. I believe that the cornerstone of Fleetwood’s strategy to reach that goal has to be in its products. To produce great products we need true customer focus. We’re fortunate to be in two businesses where the success of our product is readily measured by market share, and we will watch those numbers very closely.

I believe in leading through the cultivation of open, honest professional relationships. Active debates on items of the importance to the Company will result in better decisions. I have found that a group of professionals can almost always reach consensus if everyone feels that their viewpoint has been heard.

While my experience is clearly on the RV side of house, I have had extensive exposure through the years to manufactured housing. Because of the way Fleetwood has been structured, the Senior Vice President of Housing and I were basically joined at the hip while I was here. We were aware of each other’s challenges and strategies. In addition, I have spent a great deal of time in the past two weeks with the Housing Group, and I will continue to do so.

While I admit there are some but relatively few synergies to having the two businesses in one organization, I have been involved with the Company long enough to know that they have often been counter-cyclical. They have seldom been down or at a low point at the same time. And when both businesses were booming, as was frequently the case, the Company did very well. Still, even though I am comfortable with keeping both businesses together, I will also ‘never say never.’ There may come a time when it makes sense to separate them. However, I think that both businesses need to be stronger than they presently are before that will be the case.

I also want to take this opportunity to update you on the Coleman litigations, although I will not go into too much detail. For those of you who may not be familiar with the situation, let me briefly summarize. We built Coleman folding trailers by Fleetwood from 1989 until our relationship soured in 2003. Coleman canceled the licensing agreement. We then went to court over that cancellation, and more importantly our exclusive opportunity to use the Coleman name in the RV industry, which was part of our purchase agreement in 1989.

The court upheld our contention that no company except Fleetwood can use the Coleman name in our industry. On the other hand, a jury awarded damages to Coleman due to our alleged actions during and after the licensing period, and the judge later trebled those damages. We had hoped that these two judgments, one in our favor and one in theirs, might lead to a rational compromise. And as Fleetwood reported on its last conference call, we were having productive conversations. At this point, the talks have broken down and we are now fully intending to pursue an aggressive appeals strategy.

I am happy to be among old friends and colleagues again, and more importantly optimistic about the Company’s future. We are all focused on returning Fleetwood to the forefront of both the RV and manufactured housing industries.

I think that pretty well covers everything I wanted to say to kick off the call. Operator, I’d appreciate it if you would please open up the call for questions.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS) John Beall, Standard Pacific Capital.

John Beall  - Standard Pacific Capital - Analyst

Thanks for doing the call. I appreciate that. On the splitting up of the manufactured housing and RV businesses, number one, a comment. Just because the businesses are counter-cyclical doesn’t mean you should keep them, and I’m sure you realize that. You guys can buy a supermarket chain and it would be counter-cyclical. But, as a shareholder, what we care about is getting the most value we can as soon as possible. And I realize you have other things to balance, and that’s fine.

The other question was, you said you would never say never to some sort of an idea for the manufactured housing business. Does that mean if someone gave you a certain offer that you found acceptable that you would take it?

Elden Smith  - Fleetwood Enterprises - CEO

We certainly would consider any offers. I think basically what I was saying is that at this time it would be difficult for us to show the true value of the Manufactured Housing Group in that kind of situation based on our recent past performance.

John Beall  - Standard Pacific Capital - Analyst

Thanks very much.

Operator

Bill Gibson, Nollenberger Capital.

Bill Gibson  - Nollenberger Capital - Analyst

Welcome, Elden. I’m glad to see you back at the Company. But the question is, do you envision any changes in the RV Group in the sense of either product strategy, or distribution, or —?

Elden Smith  - Fleetwood Enterprises - CEO

I think there will be a number of changes, maybe not that significant to the outside world, but in terms of the way we approach the marketplace; the way we rationalize our products; the way we focus some of our associates’ efforts on being more responsive to our dealers and ultimate consumers. So we are evaluating all of those aspects of the operation, not just in RVs, but also Manufactured Housing, to not only streamline the Company but make this more effective.

Bill Gibson  - Nollenberger Capital - Analyst

Just in terms of financially in the balance sheet, any thoughts — I’m sure this gets discussed all the time in dealing with the 6% convertible trust preferred.

Elden Smith  - Fleetwood Enterprises - CEO

We’re basically looking at everything. No decisions, of course it’s been 14 days, so it’s a little early for any decisions. But we are evaluating all aspects of the business for possible improvement.

Bill Gibson  - Nollenberger Capital - Analyst

Thanks Elden.

Operator

Wayne Archambo, BlackRock.

Wayne Archambo  - BlackRock - Analyst

Elden, could you share with us what financial incentives have been put in place for yourself, and then also if you’ve bought stock in the open market? And then secondly, are there any consulting arrangements that you will be reviewing possibly as a cost-saving measure to terminate those consulting relationships?

Elden Smith  - Fleetwood Enterprises - CEO

I have essentially the same contractual arrangement with the Company that my predecessor did, with one exception — there is no severance package for me on the front end under any circumstance other than change of control. I have purchased on the open market 100,000 shares of Fleetwood stock between $8.60 a share and $9.29 a share over a period of about a week. That stock was purchased with funds out of my IRA, so there were no incentives or no compensation to me or no encouragement to me to do that. It was done on my own.

I think you had one other item —

Wayne Archambo  - BlackRock - Analyst

Just any consulting arrangements in terms of cost savings that you could identify early on here?

Elden Smith  - Fleetwood Enterprises - CEO

None that I can comment on at this point, but we are evaluating all costs. And some of the more substantial costs the Company has incurred in the past few years have related to consulting arrangements. All of those are being evaluated.

Wayne Archambo  - BlackRock - Analyst

Thank you.

Operator

Barbara Allen, Avondale Partners.

Barbara Allen  - Avondale Partners - Analyst

Good afternoon, Elden, and welcome back.

Elden Smith  - Fleetwood Enterprises - CEO

Thank you, Barbara.

Barbara Allen  - Avondale Partners - Analyst

I wondered with your experience in the RV industry if you might give us your view of what’s happening right now, differentiating between the motor home business and the towables business from an industry perspective, and then if you can fit Fleetwood into that to the extent that you feel comfortable.

Elden Smith  - Fleetwood Enterprises - CEO

Of course this is with not a great deal of direct knowledge, but over the last few weeks I have spent a fair amount of time looking at the industry numbers and the direction. It appears to me that the industry has softened somewhat, but at certainly a relatively high level and a level that we all ought to be able to operate in quite successfully. And I would say for the most part my view is that is across the board. It applies to both motor homes and travel trailers.

I think it’s going to be interesting to watch the numbers, though, as they come out to see how the market develops in the next couple of months as we go into what has traditionally been the season. But the input I get is that the dealers are relatively comfortable; they’re not looking for anything to blow out, but that they feel the volumes will be strong and we should have great opportunity.

Barbara Allen  - Avondale Partners - Analyst

Are you comfortable with your current inventory positions and the dealers’ inventory positions in your 2005 product?

Elden Smith  - Fleetwood Enterprises - CEO

Yes. Our inventory positions have continued to come down since the peak reached, I believe, in the latter part of January. And I feel good as we go into our model changeover, which will start with the first few product lines in May, and then it’s staggered out all the way through July. And I think we’re in pretty good shape.

Barbara Allen  - Avondale Partners - Analyst

Thanks very much, Elden.

Operator

Brian Knoepp, IRG Research.

Brian Knoepp  - IRG Research - Analyst

Afternoon and congratulations on coming back to the firm. I have some questions about your cost structure in general. It seems like you’ve got the two businesses, and for some, for example motor homes, your utilization is not that terrible. It’s pretty good at 74%. But in the towable segment you’re running sort of in the 50s area, and in manufactured housing you’re running in the 50s also. Given sort of your take on the speed of a recovery in manufactured housing and sort of where you think the towables market is going, do you think that you can continue with your existing capacity footprint and just see leverage and improvements in your profitability via volume coming through, or do you think there’s a need to make changes to rationalize capacity essentially?

Elden Smith  - Fleetwood Enterprises - CEO

There certainly are going to be opportunities and a requirement to reduce costs in all areas. We are out of line slightly in some regions as far as capacity goes, and we’re going to be looking to rationalize that to make sure our capacities line up more with where market demand is right now. At this point, we’re evaluating all facilities. No decisions have been made as to whether or not we will set any aside for a short period of time. We are making some adjustments to production rates with short work weeks or close downs for short periods of time. But it’s a little bit too early to say that we’re going to actually cut any facilities out.

Brian Knoepp  - IRG Research - Analyst

Basically if I’m hearing you right, it sounds like your intention is to try to fix the businesses, and that’s what you’re most focused on, rather than trying to find a buyer for either one of the businesses.

Elden Smith  - Fleetwood Enterprises - CEO

Absolutely. At the same time making sure we’re operating profitably at all facilities, and that involves perhaps cutting staffs down to match more realistically the market available.

Brian Knoepp  - IRG Research - Analyst

I have one more quick question. Can you comment on the rationale behind ending the Spartan chassis agreement? Is this sort of a normal end of model year change where it was planned? Or is it something where they were not competitive on cost and is Freightliner going to come in and take that business? That’s the final question.

Elden Smith  - Fleetwood Enterprises - CEO

It was a matter of through negotiations we found a supplier who was more competitive and have been able to strike quite a favorable situation with a company we consider to be a very reliable and quality manufacturer.

Brian Knoepp  - IRG Research - Analyst

Thanks a lot. I look forward to hearing and seeing what you’re going to do.

Operator

John Diffendal, BB&T Capital Markets.

John Diffendal  - BB&T Capital Markets - Analyst

Good afternoon. You had a question about inventories, but I guess the earlier initiative was to try to get inventories on the RV side in line by the end of the fiscal year, and I guess that was maybe 55 or $60 million reduction. Do you feel like what production adjustments and where the market is today that that’s still a doable goal?

Elden Smith  - Fleetwood Enterprises - CEO

Yes. I think that’s a very realistic number, and we have about 4 to 5 weeks to go to the end of the quarter. And I would say we’re right on track.

John Diffendal  - BB&T Capital Markets - Analyst

Obviously you have been talking to a lot of your employees. Can you give us just — you’ve given us some of your messages, but has there been a sort of focused message to the employees that you want to impart to us that you have been making the last couple of weeks?

Elden Smith  - Fleetwood Enterprises - CEO

Very much the same message that I made to you, and I think it’s all very obvious to everyone that it’s important that the Company be profitable on a consistent basis and that that’s going to be accomplished by all of us looking at ways that we can operate more efficiently and reduce costs, and, as I mentioned, become more focused on the customer, the customer’s requirements and meeting those requirements. And the reception I’ve had has been outstanding.

John Diffendal  - BB&T Capital Markets - Analyst

One last question. You all had announced that you have gotten a full wall slide in the new Pace Arrow into dealers now. Can you give us your reaction to that product, and also what you think the retail reaction is starting out as?

Elden Smith  - Fleetwood Enterprises - CEO

From my standpoint personally I think it’s a very, very exciting product. Anything that serves to make a recreational vehicle more livable, more comfortable has always been met with good consumer reaction. I would say it’s a little bit early in that I believe we’ve just shipped a few. While we are in full production on that in a couple of facilities, we haven’t shipped enough of them out to get real excited yet about retail sales.

John Diffendal  - BB&T Capital Markets - Analyst

Thank you.

Operator

John Goode, Davis Skaggs Investment.

John Goode  - Davis Skaggs Investment - Analyst

You may have answered part of this question, but when you look at manufactured housing do you think your challenges and problems are more Company-specific, or are you just part of an industry problem? And secondly, could you comment on how you think manufactured housing would likely perform in a period of rising interest rates?

Elden Smith  - Fleetwood Enterprises - CEO

First of all, I think that certainly our challenges have been both industry — as a result of industry slowdown and lower volume, as well as the job that we’ve done. I think we can be more effective at addressing the industry. And in this kind of situation we should be focused on gaining market share and we will be aggressively pursuing it.

John Goode  - Davis Skaggs Investment - Analyst

If interest rates rise — one of the things going on is lower interest rates have really brought in the renter class almost to being first-time home buyers. Is there some sort of benefit actually from rising interest rates where your business might improve in that environment, or is that just wrong thinking?

Elden Smith  - Fleetwood Enterprises - CEO

I think it can help us some, without a doubt.

John Goode  - Davis Skaggs Investment - Analyst

Thank you.

Operator

Barry Vogel, Barry Vogel & Associates.

Barry Vogel  - Barry Vogel & Associates - Analyst

Good afternoon Elden.

Elden Smith  - Fleetwood Enterprises - CEO

Barry, how are you?

Barry Vogel  - Barry Vogel & Associates - Analyst

I’m okay. I have just one question. For many, many years, Fleetwood’s model for profitability and returns on assets was just manufacturing. About five, six, seven years ago — I don’t know exactly how many years ago — Champion made a very aggressive move to acquire dealers, among them were Fleetwood dealers. And I know it’s easy to look back and — the bottom line was they panicked. The prior management panicked and got into retail in a big way with very aggressive purchases of assets, and it turned out without question to be a very negative effect for the shareholders. So what I’m asking is you have currently a sort of integrated model because you do have a finance arm, but it’s very limited in what it can do for you based on your ability financially. And you’re at a disadvantage, an economic disadvantage, with competitors. And as far as retail is concerned, the losses have been mounting and mounting, and they’re very serious losses of at least 5 to $9 million a quarter for many quarters. So my question is have you thought seriously about going back to the old model, and we know that Champion, which is a major competitor, which started this whole brouhaha, is now backing off dramatically and basically getting out of retail.

Elden Smith  - Fleetwood Enterprises - CEO

You haven’t said much that I would disagree with. We’re looking very carefully at the whole strategy, evaluating our options from every possible direction. And I expect in the not-too-distant future that we will be able to set a course that everybody will understand and will make sense for our Company.

Barry Vogel  - Barry Vogel & Associates - Analyst

Thank you very much. Good luck to you.

Operator

David Kerdell, Brahman Capital.

David Kerdell  - Brahman Capital - Analyst

Elden, you mentioned at the outset that you were a critic from outside the Company. Do you mind just from your perspective just reviewing the key things we might not have hit on that the Company was doing wrong and that you might change?

Elden Smith  - Fleetwood Enterprises - CEO

Well, I was watching the Company’s performance from a standpoint of building inventory at a time when most of the competition was not and seemed to recognize a softness in the market that it appeared to me should be apparent to everyone. And I knew how critical the Company’s liquidity situation was and how important inventory control would be to the Company. I watched some centralization within the Company that I have questioned that seemed to pull decisions up in the organization as opposed to keeping them at a level where they could be made more effectively, more quickly and more responsibly with the marketplace. So those are a couple of examples of things that were quite obvious from the outside. And from talking to people, both in the industry, the supplier community and friends from within Fleetwood.

Operator

Ted Wagenknecht, DDJ.

Ted Wagenknecht  - DDJ - Analyst

Hi guys, and welcome, Elden. Elden, and maybe Boyd, you can chime in. This is — I guess, Elden, it stretches beyond your experience in 14 days. I guess the first question is who is the new chassis manufacturer that you guys have contracted with?

Elden Smith  - Fleetwood Enterprises - CEO

It’s Freightliner.

Ted Wagenknecht  - DDJ - Analyst

When you guys talk about separating — or I shouldn’t say separating — the possibility of eventually perhaps separating the home building and the RV businesses, how easily can that be done? Is manufacturing capacity separate in both divisions?

Elden Smith  - Fleetwood Enterprises - CEO

Yes. They are very stand-alone businesses. From my level in the Company down with the exception of shared financial, legal areas, and some in supply they are stand-alone businesses.

Ted Wagenknecht  - DDJ - Analyst

When you mention supply, the next question after that would be what exactly — how much in terms of effect on margin, just percentage points of sales, how much does really combining those two business in terms of purchasing input, how much does that help you having the two businesses? What is kind of the operating leverage that you gain from that?

Elden Smith  - Fleetwood Enterprises - CEO

There is probably not a great deal, but there are in some of the more commodity-like areas such as lumber and that we can gain some significant benefit. The rest of it is probably more along the lines of systems-type things.

Ted Wagenknecht  - DDJ - Analyst

Is lumber a pretty significant portion of your cost base?

Elden Smith  - Fleetwood Enterprises - CEO

It certainly is in housing and in the towables area.

Ted Wagenknecht  - DDJ - Analyst

A question on particular securities. You guys have been for quite a while deferring your dividend on your trust preferreds. When do the 20 quarters come due?

Boyd Plowman  - Fleetwood Enterprises - EVP & CFO

It comes due August of ‘06.

Ted Wagenknecht  - DDJ - Analyst

And the full amount is then due at that time, correct?

Boyd Plowman  - Fleetwood Enterprises - EVP & CFO

Yes, the full arrearage compounded. I believe that would be slightly in excess of $70 million by that point in time; currently in the low to mid-40s.

Ted Wagenknecht  - DDJ - Analyst

The last question would just be, Elden, in your experience, and granted you have only had a few days with the Company, obviously I don’t think anyone would fault you. It’s a doozy of a time to be returning to the Company. I guess the question is you mentioned that inventory levels kind of have come down from their seasonal highs. Was that due to any particular upswing in the business or is there still quite a bit of room to go before things get materially better? And I guess the first question would be, as an add-on to that, are the dealers still holding firm in their desire to want to cut costs and are you guys still holding the line on not wanting them to do so?

Elden Smith  - Fleetwood Enterprises - CEO

I’m going to take that backwards. I would say the dealers are probably holding firm in that. We are, however, and we were back last quarter, offering some incentives on product for the dealers to be able to take them, and we continue to do that. The market itself has not increased significantly, if at all. So most of the inventory reductions that we’re seeing, or I guess all of them, you could attribute to primarily two things. One is the incentives that we’re offering to our dealers, and the other is adjustments in our production rates so that we’re not producing at a level above what we’re shipping.

Ted Wagenknecht  - DDJ - Analyst

How does an increase — a further increase of rates, I imagine that really puts a squeeze on a dealer in terms of floor plan financing. It seems surprising to me in light of that, that dealers are holding firm on price. Is it just that they need that price to eke out a significant margin or —? I guess I can’t really come to an answer on my own.

Elden Smith  - Fleetwood Enterprises - CEO

I think the level of business in the industry, the demand for the product is such that they’re not having to discount to any significant degree that I’ve observed at this point.

Ted Wagenknecht  - DDJ - Analyst

Thank you very much guys.

Operator

(OPERATOR INSTRUCTIONS) David Stadlin, Weintraub Capital.

David Stadlin  - Weintraub Capital - Analyst

I’m a little bit less familiar with your Company than some of the others in the industry, and I am little unclear in listening to this call. Your sales were down substantially in this last quarter and your inventories were up, and I’m unclear as to what you’re saying in terms of whether you have in fact cut manufacturing to be sure that your inventories would not continue to build. I think I’ve heard you say you were not really offering additional incentives, but it’s just not clear to me sort of how you’re going to go about rationalizing the inventories without taking the downtime.

Elden Smith  - Fleetwood Enterprises - CEO

Okay. We have cut our production rates and we have been taking some downtime. But we are also offering some incentives on the pricing of the product to encourage the dealers to take more. So we are pushing more out from a sales standpoint and we are producing less.

David Stadlin  - Weintraub Capital - Analyst

And are you sort of trying to offer partnering relationships with dealers, or are you pursuing more of a sort of shotgun approach?

Elden Smith  - Fleetwood Enterprises - CEO

No, we have very definite dealer agreements and arrangements for territories; not specific franchise agreements, but we have long-term arrangements with our dealers and do not — attempt very hard not to flood the market with either dealers or product.

David Stadlin  - Weintraub Capital - Analyst

Have you changed that strategy? Well, obviously you haven’t been there very long, but in the last year has the Company really changed that strategy?

Elden Smith  - Fleetwood Enterprises - CEO

I don’t believe so.

David Stadlin  - Weintraub Capital - Analyst

Okay. Thanks very much.

Operator

David Kerdell, Brahman Capital.

David Kerdell  - Brahman Capital - Analyst

 Can you just tell us what your operating margin goals are and over what period of time you expect to achieve them?

Elden Smith  - Fleetwood Enterprises - CEO

Not yet. We’re in the process of establishing that, and obviously it involves evaluating the cost of our current operations and setting realistic objectives by individual business units and departments. We will definitely have that information and those goals and objectives, but we do not have them yet.

David Kerdell  - Brahman Capital - Analyst

Structurally is there anything that prevents you from achieving the margins of your peers like Champion, (indiscernible) manufacturing basis and homebuilding; a lot of your peers in RVs have nice margins. Again, is there anything structural that would prevent you from ultimately achieving those targets?

Elden Smith  - Fleetwood Enterprises - CEO

I think that we may have to modify our structure some to achieve those kinds of targets, but those are the kinds of objectives we will have. We’re in the process of evaluating very closely the performance of our competitors, and some of them are setting some pretty good tracks for us to follow. But I don’t see anything out there that we shouldn’t be able to respond to.

David Kerdell  - Brahman Capital - Analyst

Finally, on the RV side, you noted that things are kind of — you said they were soft. Do you expect, let’s say in motor homes, for instance, that ‘05, calendar ‘05, will be a down year, an up year, or a flat year, if you can look out ‘05 and maybe ‘06 to the extent that you can?

Elden Smith  - Fleetwood Enterprises - CEO

Right now, I would say, and I think some of the industry numbers indicate, it will be flat to maybe slightly down.

David Kerdell  - Brahman Capital - Analyst

For calendar ‘05 (multiple speakers) and what do you ascribe that to? Mainly the fact that — high oil prices, or —?

Elden Smith  - Fleetwood Enterprises - CEO

I think it’s probably too early to say. I think there could be a whole variety of factors involved in that, and at this point I’m not sure.

Boyd Plowman  - Fleetwood Enterprises - EVP & CFO

Last year was also a pretty strong year. Especially in the first eight months of the year, there’s some pretty difficult year-over-year comparisons. I think the comparisons get easier late in the year.

David Kerdell  - Brahman Capital - Analyst

Got it. Okay, thank you.

Operator

John Diffendal, BB&T Capital Markets.

John Diffendal  - BB&T Capital Markets - Analyst

I know it’s early in kind of setting goals for the next fiscal year, but certainly I guess after the disappointment in the January quarter and indications that you’d lose money in the fourth quarter, I think what I’m hearing from you is you do think you’ll get the inventory in shape. Do you feel that fiscal ‘06 — I think the indication was that it would be a nicely profitable year. Do you see any reason in your first couple of weeks that you’d be dissuaded from that?

Elden Smith  - Fleetwood Enterprises - CEO

I don’t see anything in my first couple of weeks that gives me a feeling that we can’t be significantly improved next year, and that involves generating profitability. To what degree at this point, I can’t say. But I feel confident adjustments we can make in the coming months and then the coming quarters for longer-term structure changes will put us at a far more favorable financial situation than we’ve been in in the last year.

John Diffendal  - BB&T Capital Markets - Analyst

Would that include — you head into sort of the more seasonal quarters for your business in the July and October quarters, your first couple of quarters in the next fiscal year. Do you see any reason why you wouldn’t be overall profitable in those, the first half of the year?

Elden Smith  - Fleetwood Enterprises - CEO

Recognizing that those are the best quarters we’re going to face for a little while, that’s why I’m pushing to react quickly and create that opportunity for profitability in those two quarters.

John Diffendal  - BB&T Capital Markets - Analyst

Thank you for your openness today.

Operator

Chris Abbott, Chilton Investment.

Chris Abbott  - Chilton Investments - Analyst

Hi, Elden.  Thanks for taking the call. Just a quick question. We understand that you need to make changes there, and that you’ve only got two weeks on board here, but do you have a timeline or can you give us a sense when you might be able to come back and give us some more detailed understanding of the structural changes that need to take place at the Company?

Elden Smith  - Fleetwood Enterprises - CEO

I think realistically the next conference call will be the conference call at the end of our next fiscal quarter, which I believe is scheduled for July. Prior to that, though, I expect that you’ll see a number of announcements, public announcements as to changes that we have made in the Company. So there will be that kind of public information at least and then a conference call covering our fourth-quarter and fiscal-year performance.

Chris Abbott  - Chilton Investments - Analyst

To the extent you can comment on this, obviously there will be a great deal of structural changes, but do you have the people that you need in the right places today or is that a big piece of the puzzle that needs to be solved?

Elden Smith  - Fleetwood Enterprises - CEO

I think 90% of what we need is here, and if not in place, very close to being in the proper place right now.

Chris Abbott  - Chilton Investments - Analyst

Thank you.

Operator

Ashish Kishore, UBS.

Ashish Kishore  - UBS - Analyst

Thank you for taking the question. I just wanted to get to your sense from a balance sheet and cash flow perspective whether you’re comfortable with the Company’s leverage at this point in time or do you think the Company needs to de-lever its balance sheet. And additionally, are you comfortable with your liquidity position after the recent bank amendment?

Boyd Plowman  - Fleetwood Enterprises - EVP & CFO

Let me address that. I think over time we would like to see our balance sheet less leveraged than currently is. The way to get there is to earn our way to that. And if more equity is to be raised, it will hopefully be at more attractive prices for the Company and for existing shareholders. With regard to liquidity, I think we are very comfortable with the liquidity situation we’re in now with the amended bank agreement and the progress that’s been made with regard to collection of Q3 quarter-end receivables and the movement and direction we have with regard to inventory.

Ashish Kishore  - UBS - Analyst

Thanks.

Operator

David Stadlin, Weintraub Capital.

David Stadlin  - Weintraub Capital - Analyst

I was just wondering within the RV segment, if you break it down between RV’s and towables, just looking at the towables section obviously you had a big disruption in that in the last year. But is there anything on the horizon in the near-term that is going to help you to reduce or eliminate the large losses you’re taking there in that division?

Elden Smith  - Fleetwood Enterprises - CEO

There are a couple of things in both areas, motor homes and travel trailers. First of all, motor homes in the Class C portion of the market we have really not had any production capacity to speak of in the East Coast and Midwest. We are starting up a Class C line production line in our Pennsylvania plant right now. So we should see a significant increase in our Class C market share in shipment and sales volume. In travel trailers, we have not been anywhere near as successful as we should be in the midwestern market. And we’re going to be placing significant emphasis on improvements in our sales performance there and be working to make sure our product lines are in tune with that particular market. Those are just two examples of many that are initiatives we’re going to be working on in the coming months.

David Stadlin  - Weintraub Capital - Analyst

You’ve taken some cost-cutting initiatives, but is it that you’ve got a — when are the new models going to be introduced in the towables space?

Elden Smith  - Fleetwood Enterprises - CEO

That’s kind of a staggered introduction depending on the product line, but they will start about mid-May, and I think the last of them comes out around the 1st of July.

David Stadlin  - Weintraub Capital - Analyst

So the shipments of those would occur if your successful in selling these —?

Elden Smith  - Fleetwood Enterprises - CEO

During the first quarter.

David Stadlin  - Weintraub Capital - Analyst

Okay, got you. Thank you very much.

Operator

Barbara Allen, Avondale Partners.

Barbara Allen  - Avondale Partners - Analyst

I have two questions. The first one, Boyd, as I recall, the cost cutting in this Company — and you probably have the numbers burned in your brain forever — was it something like $300 million that you took out of costs?

Boyd Plowman  - Fleetwood Enterprises - EVP & CFO

No, I think it was slightly under 200 million.

Barbara Allen  - Avondale Partners - Analyst

That’s still a pretty significant number.

Boyd Plowman  - Fleetwood Enterprises - EVP & CFO

It was.

Barbara Allen  - Avondale Partners - Analyst

When you’re looking at what you think needs to be done, was not enough done then or have more costs been added that shouldn’t have been?

Boyd Plowman  - Fleetwood Enterprises - EVP & CFO

More costs have been added over the past couple of years, and that’s pretty obvious when we compare our current numbers with our historical numbers, and it is also obvious when we compare it with our competitors.

Barbara Allen  - Avondale Partners - Analyst

Are they in the — God, I hope they can’t be in the area of $200 million.

Boyd Plowman  - Fleetwood Enterprises - EVP & CFO

No, but we’ve got a significant opportunity in that regard nonetheless.

Barbara Allen  - Avondale Partners - Analyst

Elden, when you were at the firm before, one of the things I admired so much about Fleetwood was the employee incentive and compensation plan, which were structured the way they teach us in business school ought to be done and rarely ever are. Is that something that you would be going back to?

Elden Smith  - Fleetwood Enterprises - CEO

We’re certainly looking in going that direction, Barbara. Whether we can get all the way back there, I’m not sure, at least in one big step. But we’re — among a myriad of things that we’re evaluating, incentive compensation is one of them.

Barbara Allen  - Avondale Partners - Analyst

It just seemed to me it worked really well because you had everything from production employees up to the top people being compensated based on what they could control, and it was very clear.

Elden Smith  - Fleetwood Enterprises - CEO

I agree.

Barbara Allen  - Avondale Partners - Analyst

Thanks.

Operator

Doug MacLane (ph), Serios Capital Management (ph).

Doug MacLane  - Serios Capital Management - Analyst

I was curious if you had an opinion or any worries that discounting is going on in the industry right now by yourself and Monaco and some others might be pulling forward some sales that might not otherwise be happening in this period. And then also I was curious if after periods of discounting historically have you seen a few months where sales have been a little weaker just due to that effect?

Elden Smith  - Fleetwood Enterprises - CEO

If we’ve seen any weakness over the last few months, it appears that much of it might have been related to weather regionally more than anything else. As to whether or not we’re pulling sales forward because of discounting, I suppose that’s possible if the retail sales don’t develop on the dealers’ lots as they anticipate. If the retail sales don’t develop, then obviously they’re going to look to take their inventories down and that would back up toward us. I don’t see any indications of that at this point.

Doug MacLane  - Serios Capital Management - Analyst

Thank you.

Operator

We have no further questions at this time.

Elden Smith  - Fleetwood Enterprises - CEO

Thank you for joining us today. I look forward to speaking with you again when we announce our fiscal year results in July. Thank you very much.

Operator

That concludes today’s conference call. You may now disconnect.

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